UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

BBM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

UTAH	333-88480	#04-3648721
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, Suite 1905, New York, NY	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 430 6369

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 5, 2007, BBM Holdings, Inc. (the “Company”) announced that it has ceased operations and reduced employment to a small residual force. The Company committed to this action on June 4, 2007. As of the date of this filing, the Company is unable to make a good faith estimate of the costs associated with such actions.

A press release issued by the Company in connection with the discontinuance of operations is filed with this report as Exhibit 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2007, Mary Ellen Kramer and Zevi Kramer resigned as directors of the Company effective as of such date. The resignations of Ms. Kramer and Mr. Kramer were not related to any disagreement between them and the Company on any matter relating to the Company’s operations, policies or practices. Ms. Kramer continues to serve as the Principal Executive Officer and Principal Financial Officer of the Company.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1 listed in the Exhibit Index immediately preceding such exhibit is furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBM HOLDINGS, INC.

Dated: June 6, 2007	By:	/s/ Mary Ellen Kramer
Mary Ellen Kramer, President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of BBM Holdings, dated June 5, 2007